PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT ("Agreement") dated November 1, 1996, is made by HADRON, INC., a New York corporation, having its principal office at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311 (the "Pledgor"), to and for the benefit of BRACEWELL & PATTERSON, L.L.P., a Texas limited liability partnership, whose address is 2000 K Street, N.W., Suite 500, Washington, D.C. 20006, its successors and assigns (the "Pledgee").

                       PRELIMINARY STATEMENTS:

       (1) The Pledgor is the owner of the shares (the "Pledged
    Shares") of  common stock issued by SyCom Services, Inc.
    ("SyCom") and described in Exhibit A hereto.

       (2) The Pledgor (herein also referred to as the "Debtor") has executed and delivered that certain Promissory Note of even date herewith (said Note, as it may hereafter be amended or otherwise modified from time to time, being herein referred to as the "Note") in the original principal amount of Three Hundred Seventy-Nine Thousand Nine Hundred Thirty-Seven and 75/100 dollars ($379,937.75) payable to the Pledgee as evidence of indebtedness for services rendered by the Pledgee. As a condition precedent to acceptance of the Note by the Pledgee, the Pledgor shall have made the pledge contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is acknowledged, and in order to induce the Pledgee to accept the Note, the Pledgor hereby agrees with the Pledgee as follows:

       SECTION 1.  Pledge.  The Pledgor hereby pledges and
    grants to the Pledgee a security interest in the following
    (the "Pledged Collateral"):

            (i)  the Pledged Shares and the certificates
       representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

            (ii) all additional shares of stock and other securities of SyCom from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and other securities, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and securities.

       SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor to the Pledgee now or hereafter existing under the Note, whether for principal, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement, and under any other liability of Pledgor to Pledgee, whether now existing or hereafter entered into (all such obligations of the Pledgor being herein referred to as the "Obligations").

       SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed but undated stock powers or other instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Pledgee. The Pledgee shall have the right, at any time after the occurrence of a Default (as hereinafter defined) in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Collateral. In addition, the Pledgee shall have the right at any time after the occurrence of a Default to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

       SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

       (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

       (b) The Pledgor is the legal and beneficial owner of record of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

       (c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares, securing the payment of the Obligations.

       (d) The Pledgor (i) has the power and authority to pledge the Pledged Collateral owned by it in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons whomsoever.

       (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or securities exchange is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of the Agreement by the Pledgor or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

       (f) The Pledged Shares constitute and until the Note is fully paid shall constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of SyCom.

       (g) On the date of this Agreement the Pledgor is not in default of any covenant of this Agreement, including but not limited to the Special Compliance Covenants set forth in
    Section 11 hereof.

       (h)  Pledgor has been the owner of record of the Pledged
    Shares for a period of one (1) year or more prior to the date of this Agreement.

       SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

       SECTION 6. Voting Rights; Dividends; Etc. (a) So long as no Default shall have occurred:

            (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Pledgee's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided further, that the Pledgor shall give the Pledgee at least five (5) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

            (ii) The Pledgee shall be entitled to receive and retain all cash dividends, distributions and other cash paid or payable in respect of the Pledged Collateral. The Pledgor agrees to deliver promptly to the Pledgee any and all cash dividends,distributions and other cash paid in respect of the Pledged Collateral.
       All such cash dividends, distributions and other cash received by the Pledgor shall be considered and applied as prepayments of the Note. Any and all dividends or distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral shall be, and shall forthwith be delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii)  The Pledgee shall execute and deliver
       (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or other payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

       (b) Upon the occurrence of a Default all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
    Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon (and for so long as such Default shall continue) have the sole right to exercise such voting and other consensual rights.

       SECTION 7.  Transfers and Other Liens; Additional Shares.
    (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

       (b) The Pledgor agrees that it will (i) cause SyCom not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (ii) pledge hereunder, and deliver to Pledgee, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of SyCom.

       SECTION 8. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee, and any partner or agent of Pledgee, with full power of substitution, the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise,from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee reasonably may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgee shall have the right, upon the occurrence and during the continuance of a Default, with full power of substitution either in the Pledgee's name or in the name of each such Pledgor, to as for, demand, sue for, collect, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend, or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceedings with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same.

       SECTION 9. Continuing Security Interest; Transfer of' Note; Return of Collateral. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Pledgor and its personal representatives, successors and assigns, and
    (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) the Pledgee may assign or otherwise transfer the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. If any of the Pledged Collateral is owned by more than one person, then Pledgee may deliver such Pledged Collateral to any one or more of such persons, whose receipt shall be binding on all such persons.

       SECTION 10.  Reasonable Care.  The Pledgee shall be
    deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. No action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Pledgee.

       SECTION 11. Special Compliance Covenants. Without limiting the generality of any other provision of this Agreement or the Note, the Pledgor covenants that the Pledgor and SyCom will at all times be in substantial and material compliance with applicable statutes, rules, regulations, and guidelines. Without limiting the generality of the foregoing, each of the following shall in and of itself be conclusive evidence of the Pledgor's and/or SyCom's failure to maintain substantial and material compliance with applicable statutes, rules, regulations, and guidelines:

            (a)  the Pledgor's or SyCom's intentional
            violation of any law, regulation, rule,
            or guideline; or

            (b)  the Pledgor's or SyCom's intentional
            failure to comply with any directive or
            order of any applicable regulatory agency
            (including government agencies) or board or any court (within the time period permitted in such directive or order, if any); or

            (c)  if any applicable regulatory agency
            (including government agencies) or board or court shall conclude that the Pledgor or SyCom has failed to maintain substantial and material compliance with applicable statutes, rules, regulations, guidelines, orders, or directives, or has engaged in unsafe or unsound practices;
            or

            (d)  the imposition of any material fine
            or other material civil or criminal
            penalty upon the Pledgor or SyCom or any of the officers of the Pledgor or SyCom for failure to comply with any applicable law, regulation, rule, guideline, order, or directive.

       SECTION 12.  Special Financial and Reporting Covenants.
    Without limiting the generality of any other provision of this Agreement or the Note the Pledgor covenants as follows:

            (a)  (i) the Pledgor shall provide to the
            Pledgee complete quarterly and annual
            financial statements, all prepared in
            accordance with generally accepted
            accounting principles applied on a
            consistent basis with annual financial
            statements of Pledgor audited by the
            Pledgor's certified public accountants,
            and (ii) SyCom shall provide to the
            Pledgee quarterly and annual financial
            statements to the extent and in the form in which internal, unaudited financial statements for SyCom are prepared, all of which shall be provided to the Pledgee within the earlier of (x) five (5) days after the completion or issuance thereof, or (y) in the case of annual reports, within ninety (90) days after the last day of the fiscal year, or (z) in the case of quarterly reports, within forty-five (45) days after the last day of the fiscal quarter;

            (b)  the Pledgor shall on a quarterly
            basis within 45 days after the last day
            of each fiscal quarter submit to the
            Pledgee statements of compliance with
            this Agreement in form and substance
            satisfactory to the Pledgee, which
            statements shall be certified as true and complete by the Chairman of the Pledgor;

            (c)  except only for transfers of funds
            to the Pledgor's bank account to
            facilitate the payment of routine
            payrolls of SyCom, EISI and the Pledgor
            in the ordinary course of SyCom's
            business, SyCom shall not make any
            material inter-company transfer of assets without the prior written consent of the Pledgee; and except only for purchase money financing and "sale-leaseback" transactions to facilitate the sale or transfer by SyCom to its customers of computer hardware in which SyCom takes or retains a perfected purchase money security interest in or title to the goods sold or leased in the ordinary course of SyCom's business, SyCom shall not make any substantial or material loans or pledge SyCom assets to secure loans to SyCom or others without the prior written consent of the Pledgee, which consent in each case shall not be unreasonably withheld;

            (d)  the Pledgor shall maintain policies
            of fire, theft, and public liability
            insurance covering itself and SyCom for
            its agents, properties and facilities in commercially reasonable form, substance, and amount with reputable insurers;

            (e)  SyCom shall maintain its material
            properties in good working condition and repair at all times; and

            (f)  the Pledgee shall be permitted to
            conduct periodic reviews of the financial and operating conditions of the Pledgor and the Pledgor's subsidiaries, and of the Pledgor's and SyCom's compliance with the provisions of the Pledge Agreement, and Pledgor and its subsidiaries shall provide such reasonable assistance and information in the course of such reviews as the Pledgee may request.


       SECTION 13. Remedies Upon Default. If a Default (that is, an Event of Default under the Note or a default under any Obligation hereunder which is not cured within ten (10) days after delivery of written notice by the Pledgee to the Pledgor) shall have occurred, the Pledgee may sell the Pledged Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as the Pledgee shall deem appropriate, subject to compliance with Federal Securities Laws (as hereinafter defined) and applicable Blue Sky laws. The Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

       The Pledgee shall give the Pledgor at least forty-five
    (45) days' written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the Pledgee's intention to make any sale of Pledged Collateral owned by the Pledgor.
    Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and state in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Pledgee may (in its sole and absolute discretion) determine. The Pledgee shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon notice to the Pledgor as set forth in the first sentence of this paragraph. At any public sale made pursuant to this Section, Pledgee may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Pledgee from the Pledgor as a credit against the purchase price, and Pledgee may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

       To the extent permitted by applicable law, the Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Pledged Collateral by the Pledgee (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

       SECTION 14.  Securities Act, etc.  In view of the
    position of the Pledgor in relation to the Pledged Collateral owned by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and all such similar statutes as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Pledgee might be held to have certain general duties and obligations to the Pledgor, as pledgor, to make some effort toward obtaining a fair price even though the obligations of the Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Pledgee is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Pledgee responsible for selling all or any part of the Pledged Collateral at an inadequate price even if the Pledgee shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this section would apply if, for example, the Pledgee were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Pledgee placed all or any part of the Pledged Collateral privately with a purchaser or purchasers. The provisions of this section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells all or any part of the Pledged Collateral.

       SECTION 15. Expenses. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under this Section. To the extent that the Pledgee fails to pay, the Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

       SECTION 16. Security Interest Absolute. All rights of the Pledgee and the security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

            (b)  any change in the time, manner or place
       of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note;

            (c)  any exchange, release or non-perfection
       of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

            (d)  any other circumstance which might
       otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement.

       SECTION 17. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       SECTION 18.  Notices.   Any notice or other communication
    to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by certified mail, postage prepaid, if to the Pledgor, at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, and if to the Pledgee, addressed to it at the address first set forth above, unless in each case the Pledgor or the Pledgee has notified the other in writing of a different address.

       SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia (but not including the choice of law rules thereof). The Pledgee hereby irrevocably submits to the jurisdiction and venue of the Courts sitting in the District of Columbia with respect to any action or proceeding to interpret or enforce this Agreement. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Uniform Commercial Code in the District of Columbia are used herein as therein defined.

       SECTION 20. Severability. If any provision hereof is or shall at any time be invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
    (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

       SECTION 21. SyCom Systems, Inc. SyCom executes this Agreement to evidence its consent and agreement to those provisions of this Agreement that pertain to SyCom. The Pledgor agrees that a default by SyCom under any provision of this Agreement pertaining to SyCom shall be deemed, upon the giving of notice and expiration of the cure period referred to in Section 13 hereof, a Default entitling the Pledgee to exercise its rights and remedies against the Pledgor and with respect to the Pledged Collateral hereunder.

       IN WITNESS WHEREOF, the Pledgor and SyCom, acting by and through their duly authorized officers, have caused this Agreement to be duly executed, under seal, and delivered as of the date first above written.



    ATTEST:                      HADRON, INC.

    /S/ S. AMBER GORDON          By: /S/ C.W. GILLULY
    Name: S. Amber Gordon        Name: C.W. Gilluly
    Title: Secretary             Title: Chief Executive Officer


    [SEAL]



    ATTEST:                   SYCOM SERVICES, INC.

    /S/ S. AMBER GORDON         By: /S/ J. ANTHONY VIDAL
    Name: S. Amber Gordon  Name: J. Anthony Vidal
    Title: Secretary       Title: President


    [SEAL]


                           Accepted as of this 1st day of
                           November, 1996.

                           BRACEWELL & PATTERSON, L.L.P.

                           By: /S/ JOHN R. COPE
                           Name: John R. Cope
                           Title: Partner

    EXHIBIT A TO PLEDGE AGREEMENT DATED NOVEMBER 1, 1996 BETWEEN
           HADRON, INC. AND BRACEWELL & PATTERSON, L.L.P.


                           PLEDGED SHARES

                                           NUMBER OF
    ISSUER            CERTIFICATE(S)         SHARES

    SyCom Services, Inc.   No. 1               3,000